Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

April 6, 2017

Forum Merger Corporation

135 East 57th Street, 8th Floor

New York, New York 10022

Re:    Registration Statement of Forum Merger Corporation

Ladies and Gentlemen:

We have acted as counsel to Forum Merger Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company with the United States Securities and Exchange Commission of  (i) up to 2,875,000 units of the Company, including the underwriters’ over-allotment option (collectively the “Public Units”), with each Unit consisting of one share of Class A common stock, par value $0.0001 per share (the “Common Stock”), of the Company, one right (“Public Right”) entitling the holder to receive one-tenth of one share of Common Stock (“Public Right Share”) and one warrant of the Company to purchase one-half of one share of Common Stock (“Public Warrant”), (ii) an option (the “Purchase Option”) to purchase up to 187,500 units (“Purchase Option Units”), which the Company will grant to EarlyBirdCapital, Inc., as representative of the underwriters (the “Representative”), and its designees, with each Purchase Option Unit consisting of one share of Common Stock (“Purchase Option Share”), one right (“Purchase Option Right”) entitling the holder to receive one-tenth of one share of Common Stock (“Purchase Option Right Share”) and one warrant of the Company to purchase one-half of one share of Common Stock (“Purchase Option Warrant”), and (iii) up to 28,750 shares of Common Stock that the Company will issue to the Representative (the “Representative Shares”), pursuant to a Registration Statement on Form S-1 initially filed by the Company with the Commission on March 21, 2017 and declared effective by the Commission on April 6, 2017 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1.       Public Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”) and when the offering is completed as contemplated by the Registration Statement, the Public Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.       Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock underlying the Public Units will be validly issued, fully paid and non-assessable.

3.       Public Rights. When the Registration Statement becomes effective under the Act, when the offering is completed as contemplated by the Registration Statement, and assuming the due authorization, execution and delivery of the Public Rights by the Company, the Public Rights included in the Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.       Public Rights Shares. When the Registration Statement becomes effective under the Act  and when the Public Rights Shares have been issued and delivered upon the consummation of an initial business combination in accordance with the terms of the Public Rights and the Rights Agreement, as contemplated by the Registration Statement, the Public Rights Shares will be validly issued, fully paid and non-assessable.

5.       Public Warrants. When the Registration Statement becomes effective under the Act, when the offering is completed as contemplated by the Registration Statement, and assuming the due authorization, execution and delivery of the Public Warrants by the Company, the Public Warrants included in the Public Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

6.       Purchase Option. When the Registration Statement becomes effective under the Act, when the Purchase Option is delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, and assuming the due authorization, execution and delivery of the Purchase Option by the Company, the Purchase Option will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

7.        Purchase Option Units. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Purchase Option Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

8.       Purchase Option Shares. When the Registration Statement becomes effective under the Act and when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, the Representative Shares will be validly issued, fully paid and non-assessable.

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9.       Purchase Option Rights. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, and assuming the due authorization, execution and delivery of the Purchase Option Rights by the Company, the Purchase Option Rights included in the Purchase Option Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

10.     Purchase Option Rights Shares. When the Registration Statement becomes effective under the Act  and when the Purchase Option Rights Shares have been issued and delivered upon the consummation of an initial business combination in accordance with the Purchase Option Rights, the Rights Agreement and the Purchase Option, as contemplated by the Registration Statement, and assuming the due authorization, execution and delivery of the Purchase Option Rights by the Company, the Purchase Option Rights Shares will be validly issued, fully paid and non-assessable.

11.     Purchase Option Warrants. When the Registration Statement becomes effective under the Act, when the Purchase Option Units are delivered to and paid for by the Representative in accordance with the terms of the Purchase Option, and assuming the due authorization, execution and delivery of the Purchase Option Warrants by the Company, the Purchase Option Warrants included in the Purchase Option Units will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

12.     Representative Shares. When the Registration Statement becomes effective under the Act and when the Representative Shares are issued and delivered in accordance with the underwriting agreement proposed to be entered into between the Company and the underwriters named therein, as contemplated by the Registration Statement, the Representative Shares will be validly issued, fully paid and non-assessable.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, all applicable judicial and regulatory determinations in connection therewith and, as to the Rights and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other Federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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